


Schedule for Computation of       Initial
Fund Performance Data             Invest of:    $1,000
                                  Offering
Federated Government Fund         Price/Share=  $10.00
Institutional Shares
Return Since Inception 5/31/97    NAV=          $10.26
  ending 9/30/97

FYE:  September 30, 1997
                                                Beginning                 Capital   Reinvest  Ending            Total
DECLARED:  Daily                  Reinvest      Period      Dividend      Gain      Price     Period   Ending   Investment
PAID:  Monthly                    Dates         Shares      /Share        /Share    /Share    Shares   Price    Value
                                  6/30/97       100.000     0.057720573   0.00000   $10.03    100.575  $10.03   $1,008.77
                                  7/31/97       100.575     0.064077103   0.00000   $10.10    101.214  $10.10   $1,022.26
                                  8/31/97       101.214     0.062607894   0.00000   $10.09    101.842  $10.09   $1,027.58
                                  9/30/97       101.842     0.061435317   0.00000   $10.26    102.451  $10.26   $1,051.15


Note:  The Fund has not paid any ST capital gain dividends in FYE 9/30/97.



$1,000 (1+T) = Ending Value




T =
5.12%